UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 03, 2023

 SCHOLASTIC CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware		000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
557 Broadway,
New York,	New York		10012
(Address of Principal Executive Offices)			(Zip Code)
(212) 343-6100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	SCHL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On October 3, 2023 Scholastic Inc. (the "Company") entered into an employment agreement ("Agreement") with Ken Cleary, the Company's Chief Financial Officer. As previously announced Mr. Cleary will be stepping down as Chief Financial Officer of the Company when his successor has been identified and appointed. Thereafter, Mr. Cleary will be appointed as the Company's President, International and the terms and conditions of his continued employment with the Company in this capacity will be governed by the Agreement.

As President, International, Mr. Cleary will report directly to the Company's Chief Executive Officer and will receive a base salary at the rate of $625,000 per annum. The Agreement provides that the Company will recommend to its Board that Mr. Cleary receive annual equity incentive grants under the Scholastic Corporation 2021 Stock Incentive Plan with a value of $500,000 in fiscal 2024 and $400,000 in fiscal 2025, such value to be paid 60% in restricted stock units and 40% in stock options.

Mr. Cleary will be eligible to participate in the Scholastic Short Term Incentive Plan with a bonus target percentage of 50% of his base salary. The bonus opportunity is based on corporate and/or divisional performance for each fiscal year (June 1 through May 31), and will be prorated to reflect the actual term of Mr. Cleary's employment during his first fiscal year as President, International.

Mr. Cleary's term as President, International will expire on September 30, 2025, unless his employment with the Company is earlier terminated for any reason. Notwithstanding the foregoing, Mr. Cleary has agreed that he will step down from this position prior to September 30, 2025 upon the written request of the Chief Executive Officer, exercisable in such officer's sole discretion. In this case Mr. Cleary will retire from employment with the Company with the retirement benefit eligibility that he would have achieved if he had remained employed by the Company as President, International through September 30, 2025.

The above summary of the Agreement is not complete and is qualified in its entirety by reference to the terms of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibits are filed as part of this report:

	10.1	Employment Agreement dated October 3, 2023, by and between Ken Cleary and Scholastic Inc.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: October 5, 2023	By:	/s/ Andrew S. Hedden
	Name:	Andrew S. Hedden
	Title:	Executive Vice President and General Counsel

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